UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 29, 2009

CASUAL MALE RETAIL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-15898	04-2623104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Turnpike Street, Canton, MA	02021
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (781) 828-9300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Reference is made to the disclosure under “Item 3.03 – Material Modifications to Rights of Security Holders” below, which is incorporated by reference herein.

Item 3.03	Material Modifications to Rights of Security Holders.

On June 29, 2009, Casual Male Retail Group, Inc., a Delaware corporation (the “Company”) entered into an amendment to the Rights Agreement, dated as of December 8, 2008 (the “Rights Agreement”), between the Company and American Stock Transfer & Trust Company, LLC, a New York limited liability company, as Rights Agent. The amendment was approved at a special meeting of the Company’s Board of Directors held on June 28, 2009.

Among other things, the amendment, which is effective until the earlier of (i) the date immediately following the date of the Company’s upcoming annual meeting of stockholders and (ii) August 31, 2009, reduces the beneficial ownership threshold at which a person or group becomes an “Acquiring Person” under the Rights Agreement from 15% of the Company’s then-outstanding shares of common stock, par value $0.01 per share (the “Common Stock”) to 5% of the Company’s Company Securities (as such term is defined in the Rights Agreement, as amended) and otherwise expands the definition of “Acquiring Person” to include persons or groups that would be considered “5-percent shareholders” under section 382 of the Internal Revenue Code of 1986, as amended (the “Code”) and the Treasury Regulations thereunder. After that date, the triggering threshold would again be 15% of the Company’s then-outstanding Common Stock. The Rights Agreement, as amended, exempts any stockholder whose beneficial ownership as of the opening of business on June 29, 2009 exceeded 5% of the Company’s then-outstanding Company Securities from becoming an “Acquiring Person” so long as such stockholder does not acquire additional Company Securities as of the opening of business on June 29, 2009.

The amendment to the Rights Agreement is intended to help preserve and maximize the long-term value of the Company’s net operating loss carryforwards (“NOLs”) and related tax benefits. The Company’s ability to use its NOLs could be substantially reduced if the Company experiences an “ownership change,” as defined under Section 382 of the Code. The calculation of an “ownership change” under the Code is based on changes in ownership of “5-percent shareholders” that collectively increase their aggregate percentage ownership by more than 50 percentage points over the lowest percentage of stock owned by such shareholders over a rolling three-year period.

The Rights Agreement, as amended, does not ensure that the Company’s NOLs will be protected from an ownership change as defined in the Code, and there can be no assurance that such an ownership change will not occur.

The rights issued pursuant to the Rights Agreement are in all respects subject to and governed by the provisions of the Rights Agreement, as amended. Copies of the Rights Agreement and the amendment are available free of charge from the Company. The foregoing description of the amendment to the Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the amendment, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 8.01.	Other Events.

On June 29, 2009, the Company issued a press release relating to the amendment to the Rights Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
4.1	Amendment, dated as of June 29, 2009, to the Rights Agreement, dated as of December 8, 2008, between Casual Male Retail Group, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press release dated June 29, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASUAL MALE RETAIL GROUP, INC.

Date: June 29, 2009	By	/s/ Dennis R. Hernreich
	Name:	Dennis R. Hernreich
	Title:	Executive Vice President, Chief Operating Officer, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Amendment, dated as of June 29, 2009, to the Rights Agreement, dated as of December 8, 2008, between Casual Male Retail Group, Inc. and American Stock Transfer & Trust Company, LLC, as Rights Agent.

99.1	Press release dated June 29, 2009